Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 26	Trade Date: 1/27/2003
(To Prospectus dated July 22, 2002, as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 1/30/2003

The date of this Pricing Supplement is January 27, 2003

CUSIP or Common Code:	41013MFV7	41013MFW5	41013MFY1	41013MFZ8	41013MGA2
Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%
Proceeds to Issuer:	$248,437.50	$644,800.00	$1,452,330.00	$926,840.00	$1,161,315.00
Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.500%
Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%
Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%
Maturity Date:	1/15/2006	1/15/2007	1/15/2008	1/15/2011	1/15/2013
Stated Annual Interest Rate:	2.400%	2.900%	3.400%	4.150%	4.650%
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly
First Payment Date:	2/15/2003	2/15/2003	2/15/2003	2/15/2003	2/15/2003
Additional Amounts:	N/A	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	No	No	No
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	N/A
Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

1 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 26	Trade Date: 1/27/2003
(To Prospectus dated July 22, 2002, as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 1/30/2003

The date of this Pricing Supplement is January 27, 2003

CUSIP or Common Code:	41013MGB0	41013MGC8	41013MGD6	41013MGE4
Price to Public:	100.000%	100.000%	100.000%	100.000%
Proceeds to Issuer:	$262,327.50	$696,780.00	$876,525.00	$4,596,035.00
Discounts and Commissions:	1.750%	2.000%	2.500%	2.750%
Reallowance:	0.275%	0.350%	0.350%	0.350%
Dealer:	98.600%	98.350%	97.850%	97.600%
Maturity Date:	1/15/2015	1/15/2018	1/15/2023	1/15/2028
Stated Annual Interest Rate:	4.750%	5.150%	5.300%	5.550%
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly
First Payment Date:	2/15/2003	2/15/2003	2/15/2003	2/15/2003
Additional Amounts:	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes
Callable by Issuer:	No	Yes	No	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	1/15/2006 Callable one time only at 100% on call date above with 30 days notice.	N/A	1/15/2008 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[2]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

2 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 26	Trade Date: 1/27/2003
(To Prospectus dated July 22, 2002, as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 1/30/2003

The date of this Pricing Supplement is January 27, 2003

CUSIP or Common Code:	41013MFX3

Price to Public:	100.000% of the principal amount

Proceeds to Issuer:	$74,250.00

Discounts and Commissions:	1.000%

Reallowance:	0.150%

Dealer:	99.200%

Maturity Date:	1/15/2008

Stated Annual Interest Rate:	Floating Rate Note

Interest Reset Periods:	Quarterly, commencing on the 15th day of April, July, October and January (or, if such day is not a Business Day, the next following Business Day)

Interest Reset Dates:	The 15th day of April, July, October and January (or, if such day is not a Business Day, the next following Business Day)

Day Count Convention:	Actual/365 (Fixed)

Interest Rate Basis:	Treasury Rate

Index Maturity:	3 month

Spread:	+.750%

Initial Interest Rate:	1.91877%

Maximum Interest Rate:	6.00% per annum with respect to each Interest Reset Period

Minimum Interest Rate:	N/A

Interest Payment Frequency and Dates:	Quarterly, on the 15th day of April, July, October and January (or, if such day is not a Business Day, the next following Business Day)

First Interest Payment Date:	4/15/2003

Additional Amounts:	N/A

Survivor’s Option:	Yes

Callable by Issuer:	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A

Original Issue Discount[3]:	N/A

Other Material Terms (if any):	None

3 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.